Exhibit 11

                             TECO ENERGY, INC.
                 COMPUTATIONS OF EARNINGS PER COMMON SHARE


Three months ended June 30,       1996                     1995
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)         $    48,303  $    48,303  $    46,380 $    46,380

Common shares outstanding
  at beginning of period 116,975,525  116,975,525  116,332,208 116,332,208
Dividend reinvestment and
 common stock purchase plan:
  Shares issued               52,000       52,000       54,946      54,946
Restricted stock granted      59,700       59,700           --          --
Stock option plans:
  Options exercised           38,912       38,912        7,900       7,900
  Shares under option at
   end of period                  --    2,532,872           --   2,505,772
Treasury shares which could
  be purchased                    --   (1,983,163)          --  (2,153,981)
Avg. shares outstanding  117,126,137  117,675,846  116,395,054 116,746,845

Earnings per share       $      0.41  $      0.41  $      0.40 $      0.40




Six months ended June 30,        1996                      1995
                           Primary   Fully Diluted   Primary  Fully Diluted
                           Earnings     Earnings     Earnings    Earnings


Net income (000)         $    89,812  $    89,812  $    82,884 $    82,884

Common shares outstanding
  at beginning of period 116,731,681  116,731,681  116,199,423 116,199,423
Dividend reinvestment and
 common stock purchase plan:
  Shares issued               94,409       94,409      113,155     113,155
Restricted stock granted      34,117       34,117           --          --
Stock option plans:
  Options exercised          151,806      151,806       17,939      17,939
  Shares under option at
   end of period                  --    2,532,872           --   2,505,772
Treasury shares which could
  be purchased                    --   (1,983,163)          --  (2,153,981)
Avg. shares outstanding  117,012,013  117,561,722  116,330,517 116,682,308

Earnings per share       $      0.77  $      0.76  $      0.71 $      0.71


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